      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1997

                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

        STERLING BANCSHARES CAPITAL TRUST I                      STERLING BANCSHARES, INC.
   (Exact Name of Registrant as Specified in Its     (Exact Name of Co-Registrant as Specified in Its
                      Charter)                                           Charter)
                     DELAWARE                                              TEXAS
 (State or Other Jurisdiction of Incorporation or    (State or Other Jurisdiction of Incorporation or
                   Organization)                                       Organization)
                    76-0536778                                          74-2175590
      (I.R.S. Employer Identification Number)             (I.R.S. Employer Identification Number)

                             ---------------------
                            15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 466-8300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
         Registrant's and Co-Registrant's Principal Executive Offices)

                                 MICHAEL A. ROY
                                   SECRETARY
                           STERLING BANCSHARES, INC.
                            15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 466-8300
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent For Service)
                             ---------------------
                                   Copies to:

             G. MICHAEL O'LEARY, JR., ESQ.                               VINCENT J. PISANO, ESQ.
                 ANDREWS & KURTH L.L.P.                          SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                 600 TRAVIS, SUITE 4200                                      919 THIRD AVENUE
                  HOUSTON, TEXAS 77002                                   NEW YORK, NEW YORK 10022
                     (713) 220-4200                                           (212) 735-3000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
    If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                   PROPOSED MAXIMUM        PROPOSED
             TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE     MAXIMUM AGGREGATE     AMOUNT OF
          SECURITIES TO BE REGISTERED             REGISTERED(1)     PER SECURITY(2)    OFFERING PRICE(2)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of Sterling
  Bancshares Capital Trust I....................    1,150,000           $25.00            $28,750,000          $8,712
Junior Subordinated Debentures of Sterling
  Bancshares, Inc...............................       (3)                --                  --                 --
Guarantee of Sterling Bancshares, Inc. with
  respect to Trust Preferred Securities.........       (4)                --                  --                 --
==========================================================================================================================

(1) There are being registered hereunder 1,150,000 (including those subject to
    an over-allotment option granted to the Underwriters)     % Cumulative Trust
    Preferred Securities at an aggregate initial offering price not to exceed $28,750,000.
(2) Estimated solely for the purpose of determining the registration fee.
(3) The Junior Subordinated Debentures will be purchased by Sterling Bancshares Capital Trust I with the proceeds from the sale of the Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Trust Preferred Securities of Sterling Bancshares Capital Trust I upon its dissolution and the distribution of its assets.
(4) This Registration Statement also covers the Junior Subordinated Debentures of Sterling Bancshares, Inc., the rights of holders of Junior Subordinated Debentures of Sterling Bancshares, Inc. under the Indenture, and the rights of holders of the Trust Preferred Securities under the Trust Agreement and the Guarantee entered into by Sterling Bancshares, Inc. No separate consideration is payable for the Guarantee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION DATED MAY 15, 1997
                      1,000,000 TRUST PREFERRED SECURITIES

                      STERLING BANCSHARES CAPITAL TRUST I
                      % CUMULATIVE TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                           STERLING BANCSHARES, INC.
                            ------------------------
     The   % Cumulative Trust Preferred Securities (the "Trust Preferred
Securities") offered hereby (the "Offering") will represent undivided beneficial interests in Sterling Bancshares Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"). Sterling Bancshares, Inc., a Texas corporation (the "Company" or "Sterling"), will be the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Trust Preferred Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities and
investing the proceeds thereof in the   % Junior Subordinated Deferrable
Interest Debentures (the "Junior Subordinated Debentures"), to be issued by the Company, and certain other limited activities as described herein. The Junior
Subordinated Debentures are scheduled to mature on               , 2027, which
date may be shortened (such date, as it may be shortened, the "Stated Maturity
Date") to a date not earlier than               , 2002 if certain conditions are
met (including the Company having received prior regulatory approval to do so if then required under applicable capital guidelines or policies). The Trust Preferred Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Trust Preferred Securities -- Subordination of Common Securities."
                                                        (Continued on next page)
                            ------------------------
                    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS
                   THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT
                                             IN THE TRUST PREFERRED SECURITIES.
                            ------------------------
 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
          AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE COMPANY
                       OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

===========================================================================================================================
                                               PRICE TO                   UNDERWRITING                 PROCEEDS TO
                                                PUBLIC                   COMMISSION(1)                 TRUST(2)(3)
---------------------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security........            $25.00                        (2)                         $25.00
---------------------------------------------------------------------------------------------------------------------------
Total(4)............................         $25,000,000                      (2)                      $25,000,000
===========================================================================================================================

(1) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act. See "Underwriting."
(2) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the Junior Subordinated Debentures, the Company, as issuer of the Junior Subordinated Debentures, has agreed to pay
    the Underwriters, as compensation, $          per Trust Preferred Security
    (or $          in the aggregate). No commissions are payable by the Trust.
    See "Underwriting."
(3) Expenses of the Offering are payable by the Company and are estimated to be
    $          .
(4) The Trust has granted the Underwriters a 30-day option to purchase up to 150,000 additional Trust Preferred Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If this option is exercised in full, the total Price to Public will be $28,750,000 and Proceeds to Trust will be $28,750,000. See "Underwriting."
                            ------------------------

     The Trust Preferred Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made through the facilities of the Depository Trust Company ("DTC") in New York, New York on
or about                , 1997 against payment therefor in immediately available
funds.

LEGG MASON WOOD WALKER                                STIFEL, NICOLAUS & COMPANY
           INCORPORATED                                  INCORPORATED

              THE DATE OF THIS PROSPECTUS IS                , 1997

(Continued from the previous page)

     The Trust Preferred Securities will be represented by one or more global certificates in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interests in such Trust Preferred Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Except as described herein, Trust Preferred Securities in certificate form will not be issued in exchange for global certificates. See "Description of Trust Preferred Securities -- Depositary Procedures."

     Application has been made to approve the Trust Preferred Securities for quotation on the Nasdaq National Market. Although the Underwriters have indicated an intention to make a market in the Trust Preferred Securities, the Underwriters are not obligated to make a market in the Trust Preferred Securities, and any market making may be discontinued at any time at the sole discretion of the Underwriters. There can be no assurance that a market will develop for the Trust Preferred Securities. See "Risk Factors -- Absence of Existing Public Market" and "Underwriting."

     Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable quarterly in
arrears on the           day of March, June, September and December of each
year, commencing           , 1997, at the annual rate of      % of the
Liquidation Amount of $25 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred and the Company will not be permitted, subject to certain exceptions, to declare or pay any cash distributions with respect to the Company's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled
will continue to accumulate) at the rate of      % per annum, compounded
quarterly, and holders of Trust Securities will be required to include such deferred interest income in their gross income for United States Federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein) guarantee all of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee and the Common Securities Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Securities Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities." The obligations of the Company under the Guarantee, the Common Securities Guarantee and the Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness. See "Description of Junior Subordinated
Debentures -- Subordination." At March 31, 1997 the Company had Senior Indebtedness of approximately $3.6 million, which the Company intends to repay from a portion of the proceeds of the Offering. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures; Limitations on Source of Funds" and "Use of Proceeds." In addition, because the Company is a holding company, the Junior Subordinated Debentures, the Common Securities Guarantee and the Guarantee effectively will be subordinated to all existing and future liabilities, including deposits, of the Company's subsidiaries.

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein): (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures; (ii) in whole but not
in part, at any time prior to                , 2002, contemporaneously with the
optional prepayment of the Junior Subordinated Debentures by the Company, upon the occurrence and continuation of a Special Event (as defined herein); and
(iii) in whole or in part, on or after           , 2002, contemporaneously with
the optional prepayment by the Company of all or part of the Junior Subordinated Debentures, in each case, at a redemption price equal to the aggregate Liquidation Amount of such Trust Securities, plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Trust Preferred Securities -- Redemption."

     The Company will have the right at any time to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received: (i) an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Trust Preferred Securities; and (ii) the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $25 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Trust Preferred Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE TRUST PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE OVER ALLOTMENT, STABILIZING TRANSACTIONS, THE PURCHASE OF TRUST PREFERRED SECURITIES TO COVER SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Company's common stock is quoted on the Nasdaq National Market under the symbol "SBIB". Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Trust Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "Sterling Bancshares Capital Trust I," "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. The Company's Current Report on Form 8-K filed on April 3, 1997 and the amendment thereto on Form 8-K/A filed on April 7, 1997; and

          3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Trust Preferred Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to: Sterling Bancshares, Inc., 15000 Northwest Freeway, Suite 200, Houston, Texas 77040,
Attention: Corporate Secretary (telephone: (713) 466-8300).

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. As used herein, (i) the
"Indenture" means the Indenture, to be dated as of             , 1997, as
amended and supplemented from time to time, between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures; (ii) the "Trust Agreement" means the Second Amended and Restated Declaration of Trust relating to the Trust among the Company, as Sponsor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"); (iii) the "Guarantee" means the Guarantee Agreement relating to the Trust Preferred Securities between the Company and Bankers Trust Company, as Guarantee Trustee (the "Guarantee Trustee"); and (iv) the "Common Securities Guarantee" means the Guarantee Agreement relating to the Common Securities.

                           STERLING BANCSHARES, INC.

     Sterling Bancshares, Inc. is a bank holding company that provides commercial and retail banking services through the community banking offices of Sterling Bank, a banking association chartered under the laws of the State of Texas (the "Bank") and headquartered in Houston, Texas. The Bank has fourteen community banking offices, all of which are located in the greater Houston metropolitan area. At March 31, 1997, the Company had total assets of $828.2 million, deposits of $750.4 million and shareholders' equity of $61.5 million.

     The Bank provides a wide range of retail and commercial banking services, including demand, savings and time deposits; commercial, real estate and consumer loans; merchant credit card services; letters of credit; cash management services; and drive-in banking services. In addition, the Bank facilitates sales of brokerage products, mutual funds, and insurance products through third-party vendors. The primary lending focus of the Bank is on commercial loans and owner-occupied real estate loans to local businesses with annual sales ranging from $300,000 to $30 million.

     The Bank employs a business strategy that is generally known in the industry as supercommunity banking. Under this strategy, the Bank provides a broad line of financial products and services to small and medium-sized businesses and consumers through full service community banking offices. As a result of the development of broad banking relationships with their customers and the convenience and service of the Bank's fourteen full-service banking offices, lending and investing activities are funded almost entirely by core deposits, approximately three-fourths of which are demand and savings deposits.

     On March 18, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") to acquire First Houston Bancshares, Inc. ("First Houston") and its subsidiary, Houston National Bank, in a stock-for-stock merger (the "Merger"). See "Sterling Bancshares, Inc.," "Recent Developments" and "Pro Forma Consolidated Financial Statements."

     The principal executive office of the Company is located at 15000 Northwest Freeway, Suite 200, Houston, Texas 77040, and its telephone number is (713) 466-8300.

                      STERLING BANCSHARES CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to: (i) the Trust Agreement executed by the Company, as Sponsor, Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee, and the three individual Administrative Trustees named therein; and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Issuer Trustees, the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees, who are officers of the Company. The Trust exists for the exclusive purposes of:
(i) issuing and selling the Trust Securities; (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company; and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust and, accordingly, payments on the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Company. The Trust's principal offices are located at 15000 Northwest Freeway, Suite 200, Houston, Texas 77040.

                                  THE OFFERING

Trust Preferred Securities
  Issuer...................  Sterling Bancshares Capital Trust I

Securities Offered.........  1,000,000 Trust Preferred Securities. The Trust
                             Preferred Securities represent undivided beneficial interests in the Trust's assets, which will consist solely of the Junior Subordinated Debentures and payments thereunder.

Distributions..............  The Distributions payable on each Trust Preferred
                             Security will be fixed at a rate per annum of
                                  % of the Liquidation Amount of $25 per Trust
                             Preferred Security, will be cumulative, will accrue from the date of issuance of the Trust Preferred Securities, and will be payable quarterly in
                             arrears on the           day of March, June,
                             September and December of each year, commencing on
                                         , 1997 (subject to possible deferral as
                             described below). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment is due. See "Description of Trust Preferred Securities -- Distributions."

Extension Periods..........  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer the payment of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods. No Extension Period will end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. During an Extension Period, Distributions on Trust Preferred Securities will be deferred. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

Maturity...................  The Junior Subordinated Debentures will mature on
                                         , 2027, which date may be shortened to
                             a date not earlier than             , 2002 if
                             certain conditions are met (including the Company having received prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals).

Ranking....................  The Trust Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities, except as described under "Description of Trust Preferred
                             Securities -- Subordination of Common Securities." The Junior Subordinated Debentures will rank pari passu with all other junior subordinated debentures (if any) issued by the Company (the "Other Debentures"), which are issued and sold (if at all) to other trusts established by the Company (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all current and future

                             Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Junior Subordinated Debentures." The Guarantee will rank pari passu with all other guarantees (if any) issued by the Company with respect to trust preferred securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Guarantee." In addition, because the Company is a holding company, the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the Bank's deposit liabilities. See "Description of Junior Subordinated
                             Debentures -- Subordination."

Redemption.................  The Trust Securities will be subject to mandatory redemption in a Like Amount: (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures; (ii) in whole but not in part, at any time prior to
                                         , 2002, contemporaneously with the
                             optional prepayment of the Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event (as defined herein); and (iii) in whole or in part, on or after
                                         , 2002, contemporaneously with the
                             optional prepayment by the Company of all or part of the Junior Subordinated Debentures, in each case, at a redemption price equal to 100% of the Liquidation Amount of the Trust Securities to be redeemed, plus the accrued and unpaid Distributions on the Trust Preferred Securities to be redeemed to the Redemption Date. See "Description of Trust Preferred Securities -- Redemption" and "Description of Junior Subordinated
                             Debentures -- Prepayment."

Distribution of Junior
  Subordinated
  Debentures................ The Company has the right at any time to terminate the Trust and cause the Junior Subordinated
                             Debentures to be distributed to holders of Trust Securities in liquidation of the Trust, subject to the Company having received (i) an opinion of counsel that such distribution will not be a taxable event to the holders of the Trust Preferred Securities and (ii) prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals. See "Description of Trust Preferred Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

Use of Proceeds............  All of the proceeds from the sale of the Trust
                             Securities will be invested by the Trust in the Junior Subordinated Debentures. The Company intends to use the net proceeds from the sale of the Junior Subordinated Debentures to repay outstanding
                             indebtedness of approximately $     million and for
                             general corporate purposes, which may include the financing of future cash acquisitions. Pending the application of such net proceeds, the Company intends to invest them in short term securities.

Guarantee..................  The Company has guaranteed the payment of
                             Distributions and payments on liquidation or redemption of the Trust Preferred Securities, but only in each case to the extent of funds held by the Trust, as described herein. The Company and the Trust believe that, taken together, the obligations of the Company under the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture provide, in the aggregate, a full, irrevocable and unconditional guaranty, on a subordinated basis, of all of the obligations of the Company relating to the Trust Preferred Securities. The obligations of the Company under the Guarantee and the Trust Preferred Securities are subordinate and junior in right of payment to all current and future Senior Indebtedness of the Company. If the Trust has insufficient funds to pay Distributions on the Trust Preferred Securities (i.e., if the Company has failed to make required payments under the Junior Subordinated Debentures) a holder of the Trust Preferred Securities would have the right to institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities," "-- Debenture Events of Default" and "Description of Guarantee."

Limited Voting Rights......  Holders of Trust Preferred Securities generally will have limited voting rights relating only to the modification of the Trust Preferred Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described this Prospectus.

Absence of Market for the
  Trust Preferred
  Securities...............  The Trust Preferred Securities will be a new issue of securities for which there currently is no market. Although the Underwriters have informed the Trust and the Company that they currently intend to make a market in the Trust Preferred Securities, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Trust Preferred Securities. The Trust and the Company have applied for quotation of the Trust Preferred Securities on the Nasdaq National Market. See "Underwriting."

Proposed Nasdaq Trading
  Symbol...................  "SBIBP."

Risk Factors...............  For a discussion of considerations relevant to an investment in the Trust Preferred Securities which should be carefully considered by prospective investors, see "Risk Factors" beginning on page of this Prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The consolidated financial data below summarizes historical consolidated financial information of the Company for the periods indicated and should be read in connection with the financial information included in the Company's 1996 Annual Report on Form 10-K for the year ended December 31, 1996. The data for the three month periods ended March 31, 1997 and 1996 has been derived from, and should be read in connection with, the Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997. See "Available Information" and "Incorporation of Certain Documents by Reference." In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the unaudited interim data. Interim results for the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for future periods, including the year ending December 31, 1997.

SUMMARY CONSOLIDATED FINANCIAL DATA -- THE COMPANY

                                            AT OR FOR THE THREE
                                               MONTHS ENDED
                                                 MARCH 31,               AT OR FOR THE YEARS ENDED DECEMBER 31,
                                            -------------------   ----------------------------------------------------
                                              1997       1996       1996       1995       1994       1993       1992
                                            --------   --------   --------   --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS AND RATIOS)
SUMMARY OF INCOME:
Interest income...........................   $15,005    $12,435    $53,413    $46,734    $39,735    $27,231    $26,136
Interest expense..........................     4,653      3,968     16,727     14,557     11,140      7,301      8,699
Net interest income.......................    10,352      8,467     36,686     32,177     28,595     19,930     17,437
Provision for credit losses...............       612        513      2,113        919        921        856        808
Non-interest income.......................     1,959      1,925      7,964      7,536      7,135      4,424      3,690
Non-interest expense......................     7,961      6,323     27,134     25,781     24,458     15,661     13,266
Income before income taxes................     3,738      3,556     15,403     13,013     10,351      7,837      7,053
Income taxes..............................     1,233      1,153      4,749      4,147      3,200      2,474      2,274
Net income................................     2,505      2,403     10,654      8,866      7,151      5,363      4,779
PER SHARE DATA:(1)
Net income per share (fully diluted)......     $0.20      $0.20      $0.86      $0.73      $0.60      $0.45      $0.52
Cash dividends paid per common share......     0.055      0.048       0.19       0.14       0.12       0.11       0.00
Book value per common share...............      5.12       4.36       4.97       4.22       3.38       3.09       3.58
Tangible book value per share.............      4.99       4.20       4.82       4.03       3.17       2.85       2.93
Weighted average common and common
  equivalent shares.......................    12,353     12,216     12,340     12,117     11,883     11,824      9,248
BALANCE SHEET DATA:
Total assets..............................  $828,194   $661,547   $790,073   $647,349   $598,654   $553,196   $380,435
Loans, net of unearned discount...........   511,427    413,789    497,429    392,645    328,560    291,762    205,356
Allowance for credit losses...............     7,001      6,256      6,578      5,907      5,810      5,044      3,373
Investment securities.....................   172,804    159,983    152,253    167,512    191,957    192,919    115,135
Deposits..................................   750,424    591,277    717,413    574,724    538,335    481,677    337,631
Notes payable and senior debentures.......     3,600      5,200      4,000      5,800      8,050     12,900      2,300
Shareholders' equity......................    61,484     51,692     59,407     49,691     39,623     35,792     33,077
SELECTED PERFORMANCE RATIOS:
Return on average assets..................      1.28%      1.49%      1.53%      1.48%      1.26%      1.37%      1.42%
Return on average shareholders' equity....     16.62      18.95      19.40      19.87      18.76      15.24      20.83
Net interest margin (tax equivalent)......      6.11       5.98       6.03       6.10       5.72       5.72       5.81
ASSET QUALITY RATIOS:
Non-performing loans to total period-end
  loans...................................      0.48%      0.71%      0.55%      0.87%      0.80%      1.04%      0.60%
Period-end non-performing assets to total
  assets..................................      0.55       0.73       0.64       0.80       0.72       1.03       1.30
Period-end allowance for credit losses to
  non-performing loans....................    284.13     212.28     242.56     173.38     221.09     166.91     271.80
Period-end allowance for credit losses to
  total loans.............................      1.37       1.51       1.32       1.50       1.77       1.73       1.64
Net charge-offs to average loans..........      0.15       0.16       0.33       0.23       0.05       0.34       0.18
LIQUIDITY AND CAPITAL RATIOS:
Average loans to average deposits.........     68.99%     69.93%     70.40%     68.69%     61.22%     61.31%     60.87%
Period-end shareholders' equity to total
  assets..................................      7.42       7.81       7.52       7.68       6.62       6.47       8.69
Average shareholders' equity to average
  assets..................................      7.69       7.86       7.89       7.46       6.71       8.99       6.84
Period-end Tier 1 capital to risk weighted
  assets(2)...............................      9.97      10.78      10.27      10.82      10.41       9.75      13.13
Period-end total capital to risk weighted
  assets(2)...............................     11.37      12.03      11.44      12.07      11.67      10.99      14.38
Period-end Tier 1 leverage ratio (tangible
  shareholders' equity to total average
  assets)(2)..............................      7.39       7.84       8.03       7.66       6.57       5.96       8.69

---------------

(1) Per share data for all periods and dates have been adjusted retroactively to give effect to a three-for-two split in the form of a stock dividend to common shareholders distributed on February 24, 1997.

(2) Calculated in accordance with regulations in effect at December 31, 1996.

SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

     On March 18, 1997, the Company entered into the Merger Agreement to acquire First Houston and its subsidiary, Houston National Bank, in a stock-for-stock merger. The Merger Agreement, which is subject to approval of First Houston's shareholders and various banking regulatory authorities, provides that the Company will issue approximately 1.72 million shares of the Company's common stock to the stockholders of First Houston in exchange for all of the issued and outstanding shares of stock of First Houston. The final purchase price is subject to certain closing adjustments. The transaction is expected to be accounted for as a pooling of interests and is expected to close in the third quarter of 1997.

     The following summary pro forma consolidated financial data combines the historical consolidated financial statements of the Company and First Houston as if the Merger had occurred on January 1, 1994 after giving effect to the pro forma adjustments described in the notes to the pro forma consolidated financial statements included elsewhere in this Prospectus. See "Pro Forma Consolidated Financial Statements."

                                                     AT OR FOR THE THREE
                                                        MONTHS ENDED            AT OR FOR THE YEARS ENDED
                                                          MARCH 31,                   DECEMBER 31,
                                                    ---------------------   ---------------------------------
                                                      1997        1997        1996        1995        1994
                                                    ---------   ---------   ---------   ---------   ---------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS AND RATIOS)
SUMMARY OF INCOME:
Interest income...................................   $ 17,369    $ 14,467    $ 62,171    $ 54,268    $ 44,475
Interest expense..................................      5,448       4,674      19,807      17,271      12,444
Net interest income...............................     11,921       9,793      42,364      36,997      32,031
Provision for credit losses.......................        692         561       2,343       1,149       1,426
Non-interest income...............................      2,110       2,085       8,598       8,068       7,740
Non-interest expense..............................      9,097       7,331      32,354      29,829      27,171
Income before income taxes........................      4,242       3,986      16,265      14,087      11,174
Income taxes......................................      1,404       1,282       5,112       4,404       3,472
Net income........................................      2,838       2,704      11,153       9,683       7,702
PER SHARE DATA:(1)
Net income per share (fully diluted)..............   $   0.20    $   .019    $   0.79    $   0.70    $   0.57
Book value per common share.......................       5.05        4.38        4.90        4.24        3.26
Tangible book value per share.....................       4.92        4.23        4.77        4.08        3.08
Weighted average common and common equivalent
  shares..........................................     14,077      13,940      14,064      13,841      13,607
BALANCE SHEET DATA:
Total assets......................................   $956,552    $774,289    $922,330    $767,972    $672,616
Loans, net of unearned discount...................    572,752     462,788     554,325     441,375     372,538
Allowance for credit losses.......................      7,565       6,832       7,053       6,465       6,317
Investment securities.............................    226,824     211,990     205,465     216,376     214,494
Deposits..........................................    869,318     696,023     840,344     687,125     607,899
Notes payable and senior debentures...............      3,600       5,200       4,000       5,800       8,050
Shareholders' equity..............................     69,353      59,505      67,004      57,280      43,909
SELECTED PERFORMANCE RATIOS:
Return on average assets..........................       1.25%       1.43%       1.37%       1.38%       1.22%
Return on average shareholders' equity............      16.70       18.50       17.85       19.03       18.00
Net interest margin...............................       5.92        5.76        5.80        5.84        5.63
ASSET QUALITY RATIOS:
Non-performing loans to total period-end loans....       0.46%       0.83%       0.53%       0.90%       0.73%
Period-end non-performing assets to total
  assets..........................................       0.51        0.80        0.58        0.74        0.66
Period-end allowance for credit losses to
  non-performing loans............................     289.18      176.81      239.25      163.71      230.72
Period-end allowance for credit losses to total
  loans...........................................       1.32        1.48        1.27        1.46        1.70
Net charge-offs to average loans..................       0.13        0.17        0.36        0.25        0.17
LIQUIDITY AND CAPITAL RATIOS:
Average loans to average deposits.................      66.52%      66.32%      66.76%      65.81%      61.53%
Period-end shareholders' equity to total assets...       7.25        7.69        7.65        7.46        6.53
Average shareholders' equity to average assets....       7.47        7.71        7.65        7.25        6.76
Period-end Tier 1 capital to risk weighted
  assets(2).......................................      10.17       10.97       10.48       11.11       10.42
Period-end total capital to risk weighted
  assets(2).......................................      11.51       12.19       11.61       12.33       11.91
Period-end Tier 1 leverage ratio (tangible
  shareholders' equity to total average
  assets)(2)......................................       7.22%       7.50%       7.99%       7.88%       6.99%

---------------
(1) Per share data for all periods and dates have been adjusted retroactively to give effect to a three-for-two stock split in the form of a stock dividend to common shareholders distributed on February 24, 1997.

(2) Calculated in accordance with regulations in effect at December 31, 1996.

                                  RISK FACTORS

     Prospective purchasers of the Trust Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. See, e.g., "Summary -- Sterling Bancshares, Inc." and "Sterling Bancshares, Inc." No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

     The obligations of the Company under the Guarantee issued by it for the benefit of the holders of Trust Preferred Securities, as well as under the Junior Subordinated Debentures, will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payment may be made of the principal of or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At March 31, 1997, the Company had Senior Indebtedness of approximately $3.6 million outstanding, which the Company intends to repay from a portion of the proceeds of this Offering. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the subsidiaries of the Company had total liabilities, excluding liabilities owed to the Company, of $766.7 million (or approximately $887.2 million on a pro forma basis as of such date after giving effect to the Merger). Accordingly, the Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries (including the Company's subsidiaries' deposit liabilities, which aggregated $750.4 million at March 31, 1997, (or approximately $869.3 million after giving effect to the Merger)) and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all current and future Senior Indebtedness in the same manner as the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company or any of its subsidiaries. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- General" and "-- Subordination."

     The ability of the Trust to pay amounts due on the Trust Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

     The Company is a holding company and substantially all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from the Bank to pay dividends to its stockholders and to meet its obligations for payment of its corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. As of March 31, 1997, under applicable banking statutes and the Bank's dividend policy, the total capital available for payment of dividends by the Bank to the Company was approximately $18.0 million (or approximately

$18.9 million on a pro forma basis after giving effect to the Merger). Federal and state bank regulatory agencies, however, have the power to prohibit any act, including the payment of dividends, if such act would reduce the Bank's capital to a point that, in their opinion, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional
Distributions thereon at the rate of    % per annum, compounded quarterly) from
the relevant payment date for such Distributions during any such Extension Period. During any Extension Period, the Company generally will be prohibited from, among other things, declaring or paying dividends on the Company's capital stock. See "Description of Trust Preferred Securities -- Distributions."

     Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures
(together with interest thereon at the annual rate of    %, compounded
quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Trust Preferred
Securities -- Distributions" and "Description of Junior Subordinated
Debentures -- Option to Extend Interest Payment Date."

     The Company has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States Federal income tax purposes, which will be accrued but not distributed to holders of Trust Securities. As a result, each holder of Trust Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Trust Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Trust Preferred Securities."

     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, the mere existence of the Company's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Trust Preferred Securities to be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     Upon the occurrence and continuation of a Special Event (defined as a Tax Event, an Investment Company Event or a Regulatory Capital Event in "Description of Junior Subordinated Debentures -- Prepayment"), whether occurring before or
after           , 2002, the Company will have the right to prepay the Junior
Subordinated Debentures in whole (but not in part) at 100% of the principal amount plus accrued and unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Special Event and, therefore, cause a mandatory redemption of the Trust Securities at a redemption price equal to the Liquidation Amount of such Trust Securities plus accrued and unpaid Distributions thereon. See "Description of Junior Subordinated
Debentures -- Prepayment." The exercise of such right is subject to the Company having received any required regulatory approval. See "Description of Trust Preferred Securities -- Redemption."

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to shorten the maturity of the
Junior Subordinated Debentures to a date not earlier than             , 2002 and
thereby cause the Trust Securities to be redeemed on such earlier date. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals. See "Description of Junior Subordinated Debentures -- Prepayment."

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States Federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which may permit the Company, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities by electing to prepay the Junior Subordinated Debentures. See "Description of Trust Preferred Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Prepayment." See also "Certain Federal Income Tax Consequences -- Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Trust Preferred Securities if a termination of the Trust were to occur. Accordingly, the Trust Preferred Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will guarantee to the holders of the Trust Preferred Securities the following payments, to the extent not paid by or on behalf of the
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time; (ii) the redemption price with respect to the Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of: (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of a majority in Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay the principal of, or interest (including Additional Sums (as defined below) if any) on, the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal and interest (including Additional Sums, if any) on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities," "-- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement will provide that each holder of Trust Preferred Securities by acceptance of the Trust Preferred Securities agrees to the provisions of the Indenture. Bankers Trust Company will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. Bankers Trust Company will also act as Property Trustee and as Debenture Trustee under the Indenture. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement.

LIMITED VOTING RIGHTS

     Holders of Trust Preferred Securities generally will have voting rights relating only to the modification of the Trust Preferred Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except upon the occurrence of certain events described in this Prospectus. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Trust Preferred Securities to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust. Holders of Trust Preferred Securities will have no voting rights with respect to any matters submitted to a vote of the Company's stockholders. See "Description of Trust Preferred
Securities -- Voting Rights; Amendment of the Trust Agreement" and "-- Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued and unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued and unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sales of Trust Preferred Securities."

ABSENCE OF EXISTING PUBLIC MARKET

     There is no existing market for the Trust Preferred Securities. Application has been made to approve the Trust Preferred Securities for quotation on the Nasdaq National Market under the trading symbol "SBIBP." There can be no assurance that an active and liquid trading market for the Trust Preferred Securities will develop or that the Trust Preferred Securities will continue to be quoted on the Nasdaq National Market. Future trading prices of the Trust Preferred Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities. Although the Underwriters have informed the Trust and the Company that they intend to make a market in the Trust Preferred Securities, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Trust Preferred Securities.

DEPENDENCE UPON LOCAL ECONOMIC CONDITIONS

     The Company's profitability is dependent on the profitability of the Bank. The Bank derives substantially all of its loans, deposits and other business from the greater Houston metropolitan area. The banking industry in Texas and Houston is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond the Company's control. During the mid-1980's, severely depressed oil and gas and real estate prices materially and adversely affected the Texas and Houston economies, causing a severe recession and significant unemployment in the region. More recently, the Houston and Texas economies have improved considerably which has been partially attributable to expansion into non-energy related industries. As Houston has diversified, its economy has become more susceptible to adverse developments affecting the national economy. There can be no assurance, however, that the Company will be able to withstand adverse changes in the Houston economy should they occur, or that adverse developments in general economic conditions in the national or local economy will not adversely affect the Company's financial condition or results of operations. Accordingly, the Company will remain subject to risks associated with prolonged declines in either the local or national economies.

RELIANCE ON OWNER-OPERATED BUSINESS MARKET

     The Bank's business development and marketing strategy is primarily targeted toward serving the banking and financial services needs of owner-operated businesses. The owner-operated business market, which the Company defines as businesses with annual sales between $300,000 and $30 million, represents a major sector of the Houston economy that has played an important role in recent years in generating job growth and improving the overall health of the Houston economy. While the Company believes that this market niche will continue to play a key role in the future success of the Houston economy, there can be no assurances that economic conditions affecting this market will continue to be favorable or that this market will not experience any adverse developments, which, in time, could adversely affect the Company's financial condition or results of operations. In addition, no assurance can be given that the Company's financial condition or results of operations will not be adversary affected if the Company is unable to maintain or expand its share of the owner-operated business market or is required, due to changing business and economic conditions, to serve other market sectors.

                           STERLING BANCSHARES, INC.
GENERAL

     Sterling is a bank holding company that provides commercial and retail banking services through the community banking offices of Sterling Bank, a banking association chartered under the laws of the State of Texas and headquartered in Houston, Texas. The Bank has fourteen community banking offices, all of which are located in the greater Houston metropolitan area. The Company was incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of the Bank in 1981. The Bank was chartered in Texas in 1974. The Company completed its initial public offering on October 22, 1992. At March 31, 1997, the Company had total assets of $828.2 million, deposits of $750.4 million and shareholders' equity of $61.5 million.

     The Bank provides a wide range of retail and commercial banking services, including demand, savings and time deposits; commercial, real estate and consumer loans; merchant credit card services; letters of credit; cash management services; and drive-in banking services. In addition, the Bank facilitates sales of brokerage, mutual funds, and insurance products through third-party vendors. The primary lending focus of the Bank is on commercial loans and owner-occupied real estate loans to local businesses with annual sales ranging from $300,000 to $30 million. Typically, borrowers' financing requirements are between $100,000 and $500,000. The Bank does not seek loans larger than $2 million per relationship, but will consider larger lending relationships in cases which involve exceptional levels of credit quality. The Bank believes that its self-imposed lending limits allow for greater diversity in the loan portfolio, less competition from large banks and better pricing opportunities.

     The Bank employs a business strategy that is generally known in the industry as supercommunity banking. Under this strategy, the Bank provides a broad line of financial products and services to small and medium-sized businesses and consumers through full service community banking offices. Each banking office has senior management, with significant lending experience, who exercise substantial autonomy over credit and pricing decisions, subject to loan committee approval for larger credits. This decentralized management approach, coupled with continuity of service by the same staff members, enables the Bank to develop long-term customer relationships, maintain high quality service and respond quickly to customer needs. As a result of the development of broad banking relationships with their customers and the convenience and service of the Bank's fourteen full-service banking offices, lending and investing activities are funded almost entirely by core deposits, approximately three-fourths of which are demand and savings deposits.

     The Bank's growth strategy has been concentrated on increasing its community banking presence in its existing Houston markets, and expanding into new markets within the greater Houston area in response to the expressed needs of those markets. The Bank has grown through a combination of internally generated growth, mergers and acquisitions of additional banking operations, and the opening of new banking offices.

     During 1996, the Bank opened two new community banking offices: one in the Upper Kirby district of central Houston, and the other in the Galleria area of Houston. In January 1997, the Bank opened its fourteenth banking office in the Cypress Station area, north of Houston. The Company intends to pursue selected acquisitions of existing banking operations where available and consistent with its supercommunity banking philosophy. To accommodate anticipated growth, the Company continues to upgrade its data processing and telecommunication systems in order to provide the Company with the technological capacity necessary to meet the needs and expectations of its customers and accommodate growth in the Company's assets and number of offices.

     The Company does not presently have plans to open additional banking offices or to make specific additional acquisitions other than First Houston and its acquisition of a minority interest in Altair. See "Recent Developments."

     The principal executive office of the Company is located at 15000 Northwest Freeway, Suite 200, Houston, Texas 77040, and its telephone number is (713) 466-8300.

                              RECENT DEVELOPMENTS

PENDING ACQUISITIONS

     On March 18, 1997, the Company entered into the Merger Agreement to acquire First Houston and its subsidiary, Houston National Bank, in a stock-for-stock merger. At December 31, 1996, First Houston had total assets of approximately $132 million and total deposits of approximately $123 million. Houston National Bank operates one banking office in central Houston. The Merger Agreement, which is subject to approval of First Houston's shareholders and various banking regulatory authorities, provides that the Company will issue approximately 1.72 million shares of the Company's common stock to the stockholders of First Houston in exchange for all of the issued and outstanding shares of stock of First Houston. The final purchase price is subject to certain closing adjustments. The transaction is expected to be accounted for as a pooling of interests and is expected to close in the second or third quarter of 1997. Additional information regarding this transaction is presented in "Summary Consolidated Financial Data" and "Pro Forma Consolidated Financial Statements." At the time it entered into the Merger Agreement, the Company also entered into a letter of intent to acquire a minority interest in Altair Corporation ("Altair"), a company engaged in the developing, marketing and supporting of financial services software products. A substantial portion of First Houston's deposits are attributable to deposits from United States bankruptcy trustees obtained pursuant to a licensing agreement with Altair. The consummation of the transaction with Altair is subject to the execution of a definitive agreement and the approval of banking regulatory authorities.

                                USE OF PROCEEDS

     The proceeds to the Trust from the offering of the Trust Preferred Securities will be $25,000,000 ($28,750,000 if the Underwriters' over-allotment option is exercised). All of the proceeds from the sale of Trust Securities will be invested by the Trust in the Junior Subordinated Debentures. The estimated net proceeds to the Company (after deducting the estimated underwriting discounts and commissions and estimated expenses of the Offering) are
approximately $     million, of which approximately $     million will be used
by the Company to repay its outstanding indebtedness of approximately $3.6 million plus accrued interest thereon (which had a LIBOR based interest rate of 7.69% per annum at March 31, 1997, and is scheduled to mature on July 31, 1999). The balance of the proceeds will be available to the Company for general corporate purposes (which could include the financing of one or more future cash acquisitions by the Company). Although the Company evaluates possible acquisitions from time to time, as of the date of this Prospectus the Company is not engaged in negotiations regarding any acquisitions other than the acquisition of First Houston and a minority interest in Altair. See "Recent Developments." Pending the application of the net proceeds from this Offering, the net proceeds may be invested in short-term securities.

     The Company expects that Trust Preferred Securities having an aggregate Liquidation Amount of approximately $20.0 million will be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve. Trust Preferred Securities representing an aggregate Liquidation Amount in excess of that amount are expected to be treated as Tier 2 capital until all or some of that excess is eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Company on a consolidated basis for the respective periods indicated.

                                         THREE MONTHS
                                            ENDED               YEARS ENDED DECEMBER 31,
                                          MARCH 31,     -----------------------------------------
                                             1997        1996    1995     1994     1993     1992
                                         ------------   ------   -----   ------   ------   ------
Ratios of Earnings to Combined Fixed
  Charges:
  Including interest on deposits.......      1.79x       1.89x   1.89x    1.92x    2.05x    1.80x
  Excluding interest on deposits.......     18.31x      18.65x   7.24x    9.58x   15.22x   13.85x

     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include gross interest expense (other than interest on deposits in one case and inclusive of such interest in the other) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. The Company's outstanding series of preferred stock do not require the payment of dividends.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Company intends to treat the Trust as a subsidiary of the Company and, accordingly, the accounts of the Trust would be included in the consolidated financial statements of the Company. The Company intends to present the Trust Preferred Securities as a separate line item in the consolidated balance sheets of the Company, entitled "Company-Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Company" (or similar nomenclature) and to include appropriate disclosures about the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures in the notes to the consolidated financial statements of the Company. For financial reporting purposes, the Company will record Distributions payable on the Trust Preferred Securities as a minority interest expense in its consolidated statements of income.

                                 CAPITALIZATION

     The following table sets forth the unaudited historical consolidated capitalization of the Company as of March 31, 1997, the unaudited pro forma consolidated capitalization of the Company as of March 31, 1997, as if the First Houston Merger had taken place as of that date, and such historical consolidated and pro forma capitalization as adjusted in each case to give effect to the consummation of the Offering (assuming the Underwriters' over-allotment option is not exercised). The following data should be read in conjunction with the financial information included in this Prospectus or incorporated herein by reference. See "Incorporation of Certain Documents by Reference" and "Pro Forma Consolidated Financial Statements."

                                                                             PRO FORMA CONSOLIDATED
                                                        MARCH 31, 1997           MARCH 31, 1997
                                                      -------------------    -----------------------
                                                                    AS                        AS
                                                      ACTUAL     ADJUSTED     ACTUAL       ADJUSTED
                                                      -------    --------    ---------    ----------
                                                                      (IN THOUSANDS)
Long-term debt......................................  $ 3,600    $    --       $ 3,600      $    --
Company-obligated mandatorily redeemable trust
  preferred securities of subsidiary trust holding
  solely junior subordinated debentures of the
  Company(1)........................................       --     25,000            --       25,000
Shareholders' equity:
  Preferred stock, $1.00 par value
     1,000,000 shares authorized, 88,380 issued and
     outstanding....................................       88         88            88           88
  Common stock, $1.00 par value, 20,000,000 shares
     authorized, 12,004,400 shares issued, actual;
     13,728,400 issued, pro forma combined..........   12,004     12,004        13,728       13,728
  Capital surplus...................................   16,243     16,243        23,655       23,655
  Retained earnings.................................   33,269     33,269        32,157       32,157
  Net unrealized losses on held-to-maturity
     investment securities transferred from
     available-for-sale.............................     (120)      (120)         (275)        (275)
                                                      -------    -------       -------      -------
          Total shareholders' equity................  $61,484    $61,484       $69,353      $69,353
                                                      -------    -------       -------      -------
          Total capitalization......................  $65,084    $86,484       $72,953      $94,353
                                                      =======    =======       =======      =======

---------------
(1) Reflects the Trust Preferred Securities at their issue price. As described herein, the sole assets of the Trust, which is a subsidiary of the Company, will be $25,774,000 aggregate principal amount of Junior Subordinated Debentures, including the amount attributable to the issuance of the Common
    Securities of the Trust, which will mature on             , 2027. The
    Company will own all of the Common Securities issued by the Trust.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     On March 18, 1997, the Company entered into the Merger Agreement to acquire First Houston and its subsidiary, Houston National Bank, in a stock-for-stock merger. The Merger Agreement, which is subject to approval of First Houston's shareholders and various banking regulatory authorities, provides that the Company will issue approximately 1.72 million shares of the Company's common stock to the stockholders of First Houston in exchange for all of the issued and outstanding shares of stock of First Houston. The final purchase price is subject to certain closing adjustments. The transaction is expected to be accounted for as a pooling of interests.

     The following Pro Forma Consolidated Balance Sheets as of March 31, 1997, and Consolidated Statements of Income for the year ended December 31, 1996 and the three months ended March 31, 1997 combine the historical consolidated financial statements of the Company and First Houston and are presented as if the Merger had occurred on January 1, 1996 and January 1, 1997, after giving effect to the pro forma adjustments described in the accompanying notes.

     The pro forma consolidated financial statements are not necessarily indicative of the consolidated financial position or results of future operations of the combined entity or of the actual results that would have been achieved had the Merger been consummated as of January 1, 1996.

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                          STERLING     FIRST HOUSTON     PRO FORMA
                                                         BANCSHARES     BANCSHARES      CONSOLIDATED
                                                         ----------    -------------    ------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INTEREST INCOME:
  Loans, including fees................................   $42,861         $5,465          $48,326
  Investment securities................................     9,280          2,673           11,953
  Federal funds sold...................................       732            620            1,352
  Deposits in financial institutions...................       540             --              540
                                                          -------         ------          -------
          Total interest income........................    53,413          8,758           62,171
                                                          -------         ------          -------

INTEREST EXPENSE:
  Deposits.............................................    16,024          3,080           19,104
  Securities sold under agreements to repurchase.......       318             --              318
  Notes payable........................................       384             --              384
  Senior debentures....................................         1             --                1
                                                          -------         ------          -------
          Total interest expense.......................    16,727          3,080           19,807
                                                          -------         ------          -------
          Net interest income..........................    36,686          5,678           42,364
  Provision for credit losses..........................     2,113            230            2,343
                                                          -------         ------          -------
  Net interest income after provision for credit
     losses............................................    34,573          5,448           40,021
                                                          -------         ------          -------
NON-INTEREST INCOME:
  Customer service fees................................     5,141            454            5,595
  Net gain (loss) on sale of investment securities.....        --             87               87
  Earnings of unconsolidated subsidiary................       316             --              316
  Other................................................     2,507             93            2,600
                                                          -------         ------          -------
          Total non-interest income....................     7,964            634            8,598
                                                          -------         ------          -------
NON-INTEREST EXPENSE:
  Salaries and employee benefits.......................    16,606          2,840           19,446
  Depreciation and amortization........................     2,520            303            2,823
  Net occupancy and equipment expense..................     2,165            267            2,432
  (Gains) losses and carrying costs of real estate
     acquired by foreclosure...........................       155             --              155
  FDIC assessment......................................         2              2                4
  Technology...........................................       537            321              858
  Professional fees....................................       490            273              763
  Other................................................     4,659          1,214            5,873
                                                          -------         ------          -------
          Total non-interest expense...................    27,134          5,220           32,354
                                                          -------         ------          -------
Income before income taxes.............................    15,403            862           16,265
Income taxes...........................................     4,749            363            5,112
                                                          -------         ------          -------
Net income.............................................   $10,654         $  499          $11,153
                                                          =======         ======          =======
Net Income Per Common Share:
  Primary..............................................   $  0.87         $ 0.29          $  0.80
                                                          =======         ======          =======
  Fully diluted........................................   $  0.86         $ 0.29          $  0.79
                                                          =======         ======          =======
Weighted Average Common Shares Outstanding
  Primary..............................................    12,251          1,724           13,975
  Fully diluted........................................    12,340          1,724           14,064

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES
                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                  (UNAUDITED)

                                                    STERLING    FIRST HOUSTON    PRO FORMA     PRO FORMA
                                                   BANCSHARES    BANCSHARES     ADJUSTMENTS   CONSOLIDATED
                                                   ----------   -------------   -----------   ------------
                                                                       (IN THOUSANDS)
ASSETS:
  Cash and due from banks........................   $ 55,636      $  3,395        $    --       $ 59,031
  Federal funds sold.............................     30,000         5,362             --         35,362
  Interest-bearing deposits in financial
     institutions................................     25,427            --             --         25,427
  Available-for-sale investment securities.......      4,231        54,020             --         58,251
  Held-to-maturity investment securities.........    168,573            --             --        168,573
  Equity in unconsolidated subsidiary............      2,266            --             --          2,266
  Loan held for sale.............................     29,795           205             --         30,000
  Loans..........................................    481,632        61,120             --        542,752
  Allowance for credit losses....................     (7,001)         (564)            --         (7,565)
  Accrued interest receivable....................      3,028         1,236             --          4,264
  Real estate acquired by foreclosure............      1,667            37             --          1,704
  Premises and equipment, net....................     25,023         2,846             --         27,869
  Goodwill.......................................      1,758            --             --          1,758
  Other assets...................................      6,159           701             --          6,860
                                                    --------      --------        -------       --------
          Total assets...........................   $828,194      $128,358        $    --       $956,552
                                                    ========      ========        =======       ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
  Deposits.......................................   $750,424      $118,894        $    --       $869,318
  Securities sold under agreements to
     repurchase..................................      7,822            --             --          7,822
  Accrued interest payable and other
     liabilities.................................      4,864         1,595             --          6,459
  Notes payable..................................      3,600            --             --          3,600
                                                    --------      --------        -------       --------
          Total liabilities......................    766,710       120,489             --        887,199
                                                    ========      ========        =======       ========
SHAREHOLDERS' EQUITY:
  Preferred stock................................         88           855           (855)(a)         88
  Common Stock...................................     12,004         2,098           (374)(a)     13,728
  Capital surplus................................     16,243         6,183          1,229(a)      23,655
  Retained earnings..............................     33,269        (1,112)            --         32,157
  Net unrealized losses on held-to-maturity
     investment securities transferred from
     available-for-sale..........................       (120)         (155)            --           (275)
                                                    --------      --------        -------       --------
          Total shareholders' equity.............     61,484         7,869             --         69,353
                                                    --------      --------        -------       --------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.....   $828,194      $128,358        $    --       $956,552
                                                    ========      ========        =======       ========

---------------

(a) Represents the acquisition adjustment which includes the conversion and elimination of 21,375 shares of $40.00 par value preferred stock and the elimination 2,098,000 shares of common stock of First Houston, and the issuance of 1,724,000 shares of the Company's common stock. The excess par value of the retired shares over the issued shares has been adjusted to capital surplus.

                   STERLING BANCSHARES, INC. AND SUBSIDIARIES
                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                                               STERLING    FIRST HOUSTON    PRO FORMA
                                                              BANCSHARES    BANCSHARES     CONSOLIDATED
                                                              ----------   -------------   ------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INTEREST INCOME:
  Loans, including fees.....................................   $ 11,973      $  1,575        $ 13,548
  Investment securities.....................................      2,617           731           3,348
  Federal funds sold........................................        289            58             347
  Deposits in financial institutions........................        126            --             126
                                                               --------      --------        --------
          Total interest income.............................     15,005         2,364          17,369
                                                               --------      --------        --------
INTEREST EXPENSE:
  Deposits..................................................      4,499           795           5,294
  Securities sold under agreements to repurchase............         61            --              61
  Notes payable.............................................         93            --              93
                                                               --------      --------        --------
          Total interest expense............................      4,653           795           5,448
                                                               --------      --------        --------
          Net interest income...............................     10,352         1,569          11,921
Provision for credit losses.................................        612            80             692
                                                               --------      --------        --------
Net interest income after provision for credit losses.......      9,740         1,489          11,229
                                                               --------      --------        --------
NON-INTEREST INCOME:
  Customer service fees.....................................      1,332           119           1,451
  Other.....................................................        627            32             659
                                                               --------      --------        --------
          Total non-interest income.........................      1,959           151           2,110
                                                               --------      --------        --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits............................      4,710           479           5,189
  Depreciation and amortization.............................        742            92             834
  Occupancy and equipment expense, net......................        724            80             804
  Technology................................................        197            38             235
  Professional fees.........................................        100            89             189
  Other.....................................................      1,488           358           1,846
                                                               --------      --------        --------
          Total non-interest expense........................      7,961         1,136           9,097
                                                               --------      --------        --------
Income before income taxes..................................      3,738           504           4,242
Income taxes................................................      1,233           171           1,404
                                                               --------      --------        --------
Net Income..................................................   $  2,505      $    333        $  2,838
                                                               ========      ========        ========
Net Income Per Common Share:
  Primary...................................................   $   0.20      $   0.19        $   0.20
                                                               ========      ========        ========
  Fully diluted.............................................   $   0.20      $   0.19        $   0.20
                                                               ========      ========        ========
Weighted Average Common Shares Outstanding
  Primary...................................................     12,333         1,724          14,057
  Fully diluted.............................................     12,353         1,724          14,077

                      STERLING BANCSHARES CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State on April 2, 1997. The Trust exists for the exclusive purposes of: (i) issuing and selling the Trust Securities; (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures; and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures will be the sole assets of the Trust, and, accordingly, payments on the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of Trust Preferred
Securities -- Subordination of Common Securities." The Company will acquire Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Company as holder of the Common Securities. The Issuer Trustees for the Trust will be Bankers Trust Company, as the Property Trustee, Bankers Trust (Delaware), as the Delaware Trustee and three Administrative Trustees who are officers of the Company. Bankers Trust Company, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. Bankers Trust Company will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Company, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal and interest on the Trust Securities) of the Trust. The principal executive office of the Trust is c/o Sterling Bancshares, Inc., 15000 Northwest Freeway, Suite 200, Houston, Texas 77040.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The Trust Preferred Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities." The Trust Agreement will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Trust Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the terms of the Trust Agreement, the Issuer Trustees, on behalf of the Trust, will issue the Trust Securities. All of the Common Securities will be owned by the Company. The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust. The Trust Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Payment of Distributions. Distributions on the Trust Securities will be
cumulative, will accumulate from             , 1997 and will be payable
quarterly in arrears on the      day of March, June, September and December of
each year, commencing             , 1997, at the annual rate of      % of the
stated Liquidation Amount of $25 to the holders of the Trust Securities on the relevant record date. The relevant record date will be the close of business on
the   day of the month preceding the month in which the relevant Distribution
Date occurs. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Trust Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Houston, Texas are authorized or required by law or executive order to remain closed.

     Extension Period. So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, Distributions on the Trust Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of
  % thereof, compounded quarterly from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated inter-dealer quotation system or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of any class or series of the Company's capital stock solely into another class or series of the Company's capital stock, (d) the purchase of fractional shares of the Company's capital stock resulting from such a reclassification or pursuant to the conversion or exchange provisions of such capital stock or any security convertible or exchangeable into shares of the Company's capital stock and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans); or (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures. The Company has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

     Source of Distributions. The revenue of the Trust available for distribution to holders of the Trust Securities will be limited to payments on the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures -- General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

REDEMPTION

     Mandatory Redemption. Upon the repayment or prepayment at any time, in whole or in part, of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at a redemption price equal to 100% of the Liquidation Amount of the Trust Securities to be redeemed together with accrued and unpaid Distributions thereon to the Redemption Date, if any. See "Description of Junior Subordinated Debentures -- Redemption." If less than all of the Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

     Optional Redemption. The Company will have the right to prepay the Junior
Subordinated Debentures on or after             , 2002, in whole at any time or
in part from time to time at a prepayment price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so prepaid to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to receipt of prior approval by the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals. See "Description of Junior Subordinated Debentures -- Redemption."

     If a Special Event shall occur and be continuing, the Company will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) within 90 days following the occurrence of such Special Event, in each case subject to receipt of prior approval by the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals. In the event a Special Event has occurred and is continuing and the Company does not elect to prepay the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

  Definitions.

     "Additional Sums" means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

     An "Investment Company Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the Trust Preferred Securities.

     "Like Amount" means: (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the redemption price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of the Trust Securities in connection with a dissolution or upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $25 per Trust Security.

     A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or
(ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after date of the original issuance of the Trust Preferred Securities, the Trust Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the termination of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event.

     A "Special Event" means a Tax Event, an Investment Company Event or a Regulatory Capital Event, as the case may be.

     A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to elect to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to: (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Trust Preferred Securities; and (ii) the Company having received any regulatory approval required in connection with such termination and distribution.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "-- Redemption;" (iv) expiration of the term of the Trust; and
(v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities." If the Company elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

     If the Company elects to liquidate the Trust and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, the Company shall continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of Junior Subordinated Debentures -- General."

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Preferred Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     If applicable, Trust Securities shall be redeemed at the redemption price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the redemption price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such redemption price. See "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Trust Preferred Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined under "-- Payment and Paying Agent" below) to deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC or its nominees irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preferred Securities. See
"-- Depositary Procedures." If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for such Trust Preferred Securities funds sufficient to pay the aggregate redemption price and will give such Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price, but without interest on such redemption price, and such Trust Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Trust Preferred Securities is not a Business Day, then the redemption price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the redemption price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Trust Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such redemption price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the Trust Preferred Securities to holders of Trust Preferred Securities shall be made on the Redemption Date.

     If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate redemption price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the security registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Preferred Securities at its registered address. Unless the Company defaults in payment of the redemption price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the redemption price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or the redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the redemption price of, the Trust Preferred Securities then due and payable.

     In the case of any Event of Default under the Trust Agreement relating to a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default for 30 days by the Trust in the payment of any Distribution when it becomes due (subject to the deferral of any due date in the case of an Extension Period) and payable; or

          (iii) default by the Trust in the payment of the Liquidation Amount of any Trust Security when it becomes due, whether at maturity, upon redemption by declaration of acceleration or maturity or otherwise; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for 90 days after written notice to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "-- Subordination of Common Securities." Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fails to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action. See "Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that: (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures; (iii) the Successor Securities are listed or approved for quotation, or any Successor Securities will be listed or approved for quotation upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or quoted, if any; (iv) if the Trust Preferred Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization within 120 days after such transaction; (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (vi) such successor entity has a purpose identical to that of the Trust; (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities: (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of any class of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company: (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities; and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to: (i) change the amount or timing of any Distribution on the Trust Securities or reduce the amount payable on redemption thereof or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not: (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures; (ii) waive certain past defaults under the Indenture; (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent of the Property Trustee under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be taxed as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

DEPOSITARY PROCEDURES

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, as a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Trust Preferred Securities, DTC will credit the accounts of Participants designated by the Underwriters with portions of the Liquidation Amount of the Global Trust Preferred Securities and
(ii) ownership of such interests in the Global Trust Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Trust Preferred Securities).

     Investors in the Global Trust Preferred Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in the Global Trust Preferred Securities will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Trust Preferred Securities to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Trust Preferred Securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Trust Preferred Securities, see "-- Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities" and "-- Exchange of Certificated Trust Preferred Securities for Book-Entry Trust Preferred Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL TRUST PREFERRED SECURITIES WILL NOT HAVE TRUST PREFERRED SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF TRUST PREFERRED SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

     Payments in respect of the Global Trust Preferred Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Trust Preferred Securities, including the Global Trust Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Trust Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Trust Preferred Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Trust Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Trust Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. None of the Trust, the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Trust Preferred Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Trust Preferred Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including, without limitation, the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Trust Preferred Securities are credited and only in respect of such portion of the Liquidation Amount of the Trust Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Trust Preferred Securities for Trust Preferred Securities in certificated form and to distribute such Trust Preferred Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Trust Preferred Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Company or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

EXCHANGE OF BOOK-ENTRY TRUST PREFERRED SECURITIES FOR CERTIFICATED TRUST PREFERRED SECURITIES

     A Global Trust Preferred Security is exchangeable for Trust Preferred Securities in registered certificated form if: (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Trust Preferred Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Company in its sole discretion elects to cause the issuance of the Trust Preferred Securities in certificated form; or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Trust Preferred Security may be exchanged by or on behalf of DTC for certificated Trust Preferred Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Trust Preferred Securities delivered in exchange for any Global Trust Preferred Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

     Payments in respect of the Trust Preferred Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Trust Preferred Securities that are not held by the Depositary. Such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities.

     Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that: (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act; (ii) the Trust will be classified as a grantor trust for United States Federal income tax purposes; and (iii) the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights to subscribe for additional Trust Securities.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and Bankers Trust (Delaware), as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

     The Junior Subordinated Debentures will bear interest from             ,
1997 at the annual rate of      % of the principal amount thereof, payable
quarterly in arrears on the      day of March, June, September and December of
each year (each, an "Interest Payment Date"), commencing on             , 1997,
to the Person in whose name each Junior Subordinated Debenture is registered,
subject to certain exceptions, at the close of business on the      day of the
month preceding the month in which the relevant Interest Payment Date falls (the "record date"). It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent
permitted by law) at the rate per annum of      % thereof, compounded quarterly.
The term "interest," as used herein, shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

     An aggregate of $25,774,000 principal amount of Junior Subordinated Debentures will be issued (assuming the Underwriters' over-allotment option is not exercised). The Junior Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof. The Junior Subordinated
Debentures will mature on             , 2027 (such date, as it may be shortened
as provided for in the next two sentences of this paragraph, the "Stated Maturity Date"). Such date may be shortened once at any time by the Company to any date which must be (i) an Interest Payment Date, (ii) an anniversary date of the date of issuance of the Junior Subordinated Debentures, and (iii) not
earlier than           , 2002, subject to the Company having received prior
approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals. If the Company elects to shorten the Stated Maturity Date of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such earlier Stated Maturity Date to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

     The Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "-- Subordination."

     The Company is a holding company and substantially all of the operating assets of the Company are owned by the Company's Subsidiaries. The Company is a legal entity separate and distinct from its

Subsidiaries. Holders of Junior Subordinated Debentures should look only to the Company for payments on the Junior Subordinated Debentures. The principal sources of the Company's income are dividends, interest and fees from its Subsidiaries. The Company relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. As of March 31, 1997, under applicable regulations, the total capital available for payment of dividends by the Bank to the Company was approximately $18.0 million. Banking regulatory authorities, however, have the power to prohibit the payment of dividends, if such payment would reduce bank capital to a point that, in the opinion of such regulatory authorities, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition, the Bank is subject to certain restrictions imposed by Federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

     Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the Company may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the Subsidiaries of the Company had total liabilities (including deposit liabilities, but excluding liabilities owed to the Company) of $766.7 million. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries (including the Subsidiaries's deposit liabilities) and all liabilities of any future subsidiaries of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness. See "-- Subordination."

FORM, REGISTRATION AND TRANSFER

     If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Trust Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Trust Preferred
Securities -- Depositary Procedures."

PAYMENT AND PAYING AGENTS

     Payment of principal of and interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in New York, New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the holder as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent for the payment of the principal of or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Company must pay all interest then accrued and
unpaid (together with interest thereon at the annual rate of      %, compounded
quarterly, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States Federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax
Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of any class or series of the Company's capital stock solely into another class or series of the Company's capital stock, (d) the purchase of fractional shares of the Company's capital stock resulting from such a reclassification or pursuant to the conversion or exchange provisions of such capital stock or any security convertible or exchangeable into shares of the Company's capital stock, and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans); (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures.

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give the holders of the Junior Subordinated Debentures notice of the Company's election of any Extension Period at least five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL SUMS

     If the Trust is required to pay additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

PREPAYMENT

     Subject to the Company having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, and any other required regulatory approvals, the Junior Subordinated Debentures are prepayable prior to maturity at the option of the
Company (i) on or after      , 2002, in whole at any time or in part from time
to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Special Event, in each case at a prepayment price equal to plus 100% of the principal amount thereof, the Junior Subordinated Debentures to be prepaid, plus the accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date fixed for prepayment.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at such holder's registered address. Unless the Company defaults in payments of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for prepayment.

     The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

     As described under "Description of the Trust Preferred
Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures," under certain circumstances involving the termination of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of the Trust Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Trust Preferred Securities, will act as depositary for the Junior Subordinated Debentures. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the Nasdaq National Market or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of the Trust Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     If at any time (1) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) the Company shall be in default with respect to its payment obligations under the Guarantee or (3) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing, the Company will not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of any class or series of the Company's capital stock solely into another class or series of the Company's capital stock, (d) the purchase of fractional shares of the Company's capital stock resulting from such a reclassification or pursuant to the conversion or exchange provisions of such capital stock or any security convertible or exchangeable into shares of the Company's capital stock, and (e) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans); (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures.

     So long as the Trust Securities remain outstanding, the Company also will covenant: (i) to maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities;
(ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all the Trust Securities, or certain mergers or consolidations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes; and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Company's right under the Indenture to defer the payment of interest as provided therein (see "-- Option to Extend Interest Payment Date") or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment or redemption, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants and warranties contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default or Debenture Event of Default, except a default in the payment of principal of (or premium, if any) or interest on any of the Junior Subordinated Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected.

     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay the principal of, or interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures on the due date, a holder of Trust Preferred Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities. Notwithstanding any payments made to a holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Trust Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties as an entirety or substantially as an entirety to any other Person, unless: (i) the Company is the surviving Person or the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to the prepayment date or the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up or reorganization, whether voluntary or involuntary or in insolvency, bankruptcy receivership or other proceedings of the Company, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" shall mean (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Senior Indebtedness" means the principal of and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness of the Company whether incurred on or prior to the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Indebtedness which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Indebtedness shall not be deemed to include (i) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Indebtedness of the Company to any of its subsidiaries, (iii) Indebtedness to any employee of the Company, and (iv) any other debt securities issued pursuant to the Indenture.

     The Company is a holding company and almost all of the operating assets of the Company are owned by the Company's Subsidiaries. The Company relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from the Bank. Holders of Junior Subordinated Debentures should look only to the Company for payments on the Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. See "-- General." In addition, the Bank is subject to certain restrictions imposed by Federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries.

     Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the Company may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the Subsidiaries of the Company had total liabilities (including deposit liabilities, but excluding liabilities owed to the Company) of $766.7 million. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries (including the Bank's deposit liabilities) and all liabilities of any future subsidiaries of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Trust Preferred Securities for the benefit of the holders from time to time of the Trust Preferred Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the redemption price with respect to the Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Trust Preferred Securities or the redemption of all Trust Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of the Company's Subsidiaries (including the Company's Subsidiaries' deposit liabilities), and all liabilities of any future subsidiaries of the Company. Claimants should look only to the assets of the Company for payments under the Guarantee. See "Description of Junior Subordinated Debentures -- General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures.

     The Guarantee will rank pari passu with all Other Guarantees issued by the Company after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that the Company does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Trust Preferred Securities is to institute a Direct Action. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount or prepayment price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or redemption price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any Trust Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

     The Trust Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

     Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities held as capital assets by a holder who purchases such Trust Preferred Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Trust Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Trust Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In connection with the issuance of the Senior Subordinated Debentures, Andrews & Kurth L.L.P., special United States Federal income tax counsel to the Company and the Trust ("Tax Counsel") will render certain opinions described below. Tax counsel has reviewed this summary and is of the opinion that, to the extent it constitutes matters of law or purports to describe provisions of the U.S. Federal income tax laws, it is a correct summary in all material respects of the matters discussed in this summary.

     An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company. The Company, the Trust and the holders of the Trust Preferred Securities (by acceptance of a beneficial interest in a Trust Preferred Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Company and the Trust Preferred Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all United States Federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States Federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Trust Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

     Under the Regulations, if the Company were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Trust Preferred Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

     Because income on the Trust Preferred Securities will constitute interest or OID, corporate holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Company will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. This right is subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Trust Preferred Securities to recognize gain or loss for federal income tax purposes; and (ii) the Company having received any required regulatory approval. Such a distribution, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Trust Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of Trust Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Securities. Such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Trust Securities, and a holder could recognize gain or loss as if it sold such redeemed Trust Securities for cash. See "-- Sales of Trust Preferred Securities."

SALES OF TRUST PREFERRED SECURITIES

     A holder that sells Trust Preferred Securities (including a redemption of the Trust Preferred Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Company) will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale of such Trust Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Trust Preferred Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year.

     The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued with OID) who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States Federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Trust Securities would receive cash in redemption of their Trust Securities. See "Description of Trust Preferred
Securities -- Redemption" and "Description of Junior Subordinated
Debentures -- Redemption."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States Federal income tax purposes.

     A "U.S. Holder" is a holder of Trust Preferred Securities who or which is
(i) a citizen or individual (or is treated as a citizen or individual) of the United States for Federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for Federal income tax purposes without regard to its source or
(iv) a trust over which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have the authority to control all substantial decisions of the trust.

     Under present United States Federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Trust Preferred Security who or which is a United States Alien Holder will not be subject to United States Federal withholding tax; provided that, (a) the beneficial owner of the Trust Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Trust Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Trust Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Trust Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Trust Preferred Security will not be subject to United States Federal withholding tax on any gain realized upon the sale or other disposition of a Trust Preferred Security.

     As discussed above, changes in legislation affecting the United States Federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

     A United States Alien Holder that holds Trust Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Trust Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Trust Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Each of the Company (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Trust Preferred Securities by a Plan with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Trust Preferred Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. To avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Trust Preferred Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Company may not remove the Property Trustee without the approval of a majority of the holders of the Trust Preferred Securities.

     A Plan fiduciary should consider whether the purchase of Trust Preferred Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of Section 3(38) of ERISA). Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

     THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE COMPANY, THE PROPERTY TRUSTEE, THE UNDERWRITERS OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE TRUST PREFERRED SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE TRUST PREFERRED SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING

     Legg Mason Wood Walker, Incorporated and Stifel, Nicolaus & Company, Incorporated (the "Underwriters"), have agreed, subject to the terms and conditions of an underwriting agreement (the "Underwriting Agreement") to be entered into by the Underwriters, the Company and the Trust that the Company and the Trust will sell to the Underwriters, and the Underwriters, severally and not jointly, will purchase from the Trust, the number of Trust Preferred Securities set forth below opposite their respective names.

                                                                 NUMBER OF
                                                              TRUST PREFERRED
                        UNDERWRITERS                            SECURITIES
                        ------------                          ---------------
Legg Mason Wood Walker, Incorporated........................
Stifel, Nicolaus & Company, Incorporated....................
                                                                    ---------
          Total.............................................        1,000,000
                                                                    =========

     The Underwriters have committed to purchase and pay for all such Trust Preferred Securities if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults, the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement terminated.

     The Underwriters have advised the Company and the Trust that they propose to offer the Trust Preferred Securities directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of $     per Trust
Preferred Security. The Underwriters may allow and such dealers may reallow a
concession not in excess of $     per Trust Preferred Security to certain other
brokers and dealers. After the public offering, the public offering price, concession and reallowance, and other selling terms may be changed by the Underwriters. The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Trust Preferred Securities is subject to certain conditions, including delivery of certain legal opinions by counsel for the Underwriters.

     In view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters for the Underwriters arranging the investment
therein of such proceeds an amount of $          per Trust Preferred Security
for the accounts of the Underwriters.

     The Trust has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 150,000 Trust Preferred Securities at the public offering price set forth on the cover page hereof less underwriting discounts. The Underwriters may exercise such option to purchase additional Trust Preferred Securities solely for the purpose of covering over-allotments, if any, incurred in the sale of the Trust Preferred Securities.

     To the extent that the Underwriters exercise their option to purchase additional Trust Preferred Securities, the Trust will issue and sell to the Company additional Common Securities and the Company will issue and sell to the Trust Junior Subordinated Debentures in an aggregate principal amount equal to the total aggregate Liquidation Amount of the additional Trust Preferred Securities being purchased pursuant to the option and the additional Common Securities.

     The Trust Preferred Securities are new securities with no established trading market. The Company has been advised by each Underwriter that it intends to make a market in the Trust Preferred Securities, but it is not obligated to do so and such market making may be interrupted or discontinued without notice. No assurance can be given about the liquidity of the trading market for the Trust Preferred Securities.

     The Company and the Trust have agreed in the Underwriting Agreement that, subject to certain conditions, prior to 180 days following the Issue Date, neither will, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Trust Preferred Securities, any securities convertible into, exchangeable or exercisable for Trust Preferred Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity security substantially similar to the Trust Preferred Securities, except with the prior written consent of Legg Mason Wood Walker, Incorporated, and except for any disposal of the Junior Subordinated Debentures following a liquidation of the Trust.

     The Company and the Trust have agreed to indemnify the Underwriters, their respective controlling persons and certain other persons against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters have advised the Trust that they do not intend to confirm sales to any account over which they exercise discretionary authority in excess of 5% of the number of Trust Preferred Securities offered hereby.

     In order to facilitate the offering of the Trust Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Trust Preferred Securities. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Trust Preferred Securities for their own account. In addition, to cover over-allotments or to stabilize the price of the Trust Preferred Securities, the Underwriters may bid for, and purchase, the Trust Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Trust Preferred Securities in the offering, if the syndicate repurchases previously distributed Trust Preferred Securities in transactions to cover syndicate short positions in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust by Andrews & Kurth L.L.P., special Delaware counsel to the Trust. Certain matters relating to United States Federal income tax considerations will also be passed upon for the Company by Andrews & Kurth L.L.P.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 of Sterling Bancshares, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED
IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information...................   4
Incorporation of Certain Documents by
  Reference.............................   4
Summary.................................   5
Summary Consolidated Financial Data.....   9
Risk Factors............................  11
Sterling Bancshares, Inc. ..............  16
Recent Developments.....................  17
Use of Proceeds.........................  18
Ratios of Earnings to Combined Fixed
  Charges...............................  18
Accounting Treatment....................  18
Capitalization..........................  19
Pro Forma Consolidated Financial
  Statements............................  20
Sterling Bancshares Capital Trust I.....  25
Description of Trust Preferred
  Securities............................  26
Description of Junior Subordinated
  Debentures............................  39
Description of Guarantee................  47
Relationship Among the Trust Preferred
  Securities, the Junior Subordinated
  Debentures and the Guarantee..........  49
Certain Federal Income Tax
  Consequences..........................  51
ERISA Considerations....................  55
Underwriting............................  56
Legal Matters...........................  57
Experts.................................  57

======================================================
======================================================

                      1,000,000 TRUST PREFERRED SECURITIES

                              STERLING BANCSHARES
                                CAPITAL TRUST I

                      % CUMULATIVE TRUST PREFERRED SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                           STERLING BANCSHARES, INC.
                           -------------------------

                                   PROSPECTUS

                                             , 1997
                           -------------------------

                      LEGG MASON WOOD WALKER INCORPORATED

                    STIFEL, NICOLAUS & COMPANY INCORPORATED

======================================================

                                    PART II
Information Not Required In Prospectus

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the issuance and distribution of the securities being registered are estimated as follows, all of which are to be borne by the
Company:

SEC Registration Fee........................................  $  8,712
NASD Filing Fee.............................................     3,375
Nasdaq Listing Fee..........................................     6,750
Printing and Engraving Expenses.............................         *
Accounting Fees.............................................         *
Transfer and Registrar's Fees...............................         *
Legal Fees and Expenses.....................................         *
Blue Sky Qualification Fees and Expenses....................         *
Miscellaneous...............................................         *
                                                              --------
          Total.............................................
                                                              ========

---------------

* To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of the Company provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceedings (whether by or in the right of the Company or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors of the Company shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of the Company.

     The Company's Bylaws provide for indemnification of directors and officers to the full extent permitted by law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors or by independent legal counsel.

     Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

     Under the Trust Agreement, the Company will agree to indemnify each of the Property Trustee and the Delaware Trustee of Sterling Bancshares Capital Trust I and to hold each Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement. In addition under the Trust Agreement, the Company will agree to indemnify each of the Administrative Trustees who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding against any expenses, judgments, fines, and amounts paid in settlement of any such action, suit or proceeding if such Administrative Trustee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Reference is made to the Amended and Restated Declaration of Trust filed as Exhibit hereto.

     The Company and Sterling Bancshares Capital Trust I have agreed to indemnify the Underwriter, and the Underwriter has agreed to indemnify Sterling Bancshares Capital Trust I and the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the Underwriting Agreement filed as Exhibit 1 hereto.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Reference is made to the Exhibit Index which appears at page II-5 of the Registration Statement.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that: (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 13, 1997.

                                          STERLING BANCSHARES, INC.

                                                  /s/ GEORGE MARTINEZ
                                          --------------------------------------
                                           George Martinez, Chairman and Chief
                                                    Financial Officer
                                              (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, Sterling Bancshares Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas on May 13, 1997.

                                            STERLING BANCSHARES CAPITAL
                                            TRUST I

                                            By:      /s/ GEORGE MARTINEZ
                                              ----------------------------------
                                                   George Martinez, Trustee

                                            By:        /s/ MARK GILES
                                              ----------------------------------
                                                     Mark Giles, Trustee

                                            By:      /s/ MICHAEL A. ROY
                                              ----------------------------------
                                                   Michael A. Roy, Trustee

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Martinez, and Mark T. Giles, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agent, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      POSITION                       DATE
                      ---------                                      --------                       ----
                 /s/ GEORGE MARTINEZ                   Chairman and Chief Financial Officer     May 13, 1997
-----------------------------------------------------  and Director (Principal Executive and
                   George Martinez                     Financial Officer)

                 /s/ GEORGE MARTINEZ                   Principal Accounting Officer             May 13, 1997
-----------------------------------------------------
                   George Martinez

                  /s/ MARK T. GILES                    Director                                 May 13, 1997
-----------------------------------------------------
                    Mark T. Giles

                 /s/ C. P. BRYAN, JR.                   Director                                 May 13, 1997
------------------------------------------------------
                   C. P. Bryan, Jr.

                   /s/ JOHN H. BUCK                     Director                                 May 13, 1997
------------------------------------------------------
                     John H. Buck

                 /s/ JAMES M. CLEPPER                   Director                                 May 13, 1997
------------------------------------------------------
                   James M. Clepper

               /s/ WALTER P. GIBBS, JR.                 Director                                 May 13, 1997
------------------------------------------------------
                 Walter P. Gibbs, Jr.

                 /s/ BRUCE J. HARPER                    Director                                 May 13, 1997
------------------------------------------------------
                   Bruce J. Harper

                 /s/ GLENN H. JOHNSON                   Director                                 May 13, 1997
------------------------------------------------------
                   Glenn H. Johnson

                 /s/ JAMES J. KEARNEY                   Director                                 May 13, 1997
------------------------------------------------------
                   James J. Kearney

                 /s/ C. FRANK KURTIN                    Director                                 May 13, 1997
------------------------------------------------------
                   C. Frank Kurtin

                  /s/ RUSSELL I. ORR                    Director                                 May 13, 1997
------------------------------------------------------
                    Russell I. Orr

                /s/ CHRISTIAN A. RASCH                  Director                                 May 13, 1997
------------------------------------------------------
                  Christian A. Rasch

                /s/ STEVEN F. RETZLOFF                  Director                                 May 13, 1997
------------------------------------------------------
                  Steven F. Retzloff

                 /s/ RAIMUNDO RIOJAS                    Director                                 May 13, 1997
------------------------------------------------------
                   Raimundo Riojas

               /s/ CUBA WADLINGTON, JR.                 Director                                 May 13, 1997
------------------------------------------------------
                 Cuba Wadlington, Jr.

                                 EXHIBIT INDEX

  EXHIBIT
   NUMBER                            DESCRIPTION
  -------                            -----------
    1+       -- Form of Underwriting Agreement
    4.1*     -- Form of Indenture, to be dated as of           , 1997.
    4.2*     -- Form of Junior Subordinated Debenture (included as an
                exhibit to Exhibit 4.1)
    4.3+     -- Certificate of Trust of Sterling Bancshares Capital Trust
                I
    4.4*     -- First Amended and Restated Declaration of Trust of
                Sterling Bancshares Capital Trust I dated as of May 14,
                1997.
    4.5*     -- Form of Second Amended and Restated Declaration of Trust
                of Sterling Bancshares Capital Trust I to be dated as of
                          , 1997.
    4.6*     -- Form of Trust Preferred Security Certificate of Sterling
                Bancshares Capital Trust I (included as an exhibit to
                Exhibit 4.5)
    4.7*     -- Form of Trust Preferred Securities Guarantee Agreement to
                be issued by the Company
    4.9*     -- Restated and Amended Articles of Incorporation of the
                Company.
    4.10     -- Restated By-laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Registration
                Statement on Form S-8 effective November 25, 1996 (File
                No. 333-16719)).
    5.1*     -- Opinion of Andrews & Kurth, L.L.P. as to the validity of the issuance of the Trust Preferred Securities to be
                issued by Sterling Bancshares Capital Trust I and the
                Junior Subordinated Debentures and the Guarantee to be
                issued by the Company.
    8*       -- Opinion of Andrews & Kurth, L.L.P. as to certain federal income tax matters.
   12*       -- Computation of ratio of earnings to fixed charges.
   23.1+     -- Consent of Deloitte & Touche LLP, Independent Auditors.
   23.3*     -- Consent of Andrews & Kurth L.L.P. (included in their
                opinion filed herewith as Exhibit 5.1)
   24*       -- Power of Attorney (included on the signature page)
   25.1*     -- Form T-1 Statement of Eligibility of Bankers Trust
                Company to act as trustee under the Indenture.
   25.2*     -- Form T-1 Statement of Eligibility of Bankers Trust
                (Delaware) to act as trustee under the Amended and
                Restated Declaration of Trust.
   25.3*     -- Form T-1 Statement of Eligibility of Bankers Trust
                Company to act as trustee under the Trust Preferred
                Securities Guarantee Agreement.

---------------

+ Filed herewith.

* To be filed by amendment.